As filed with the Securities and Exchange Commission on July __, 2005
                                                     Registration No. 333-______

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ROCKWELL MEDICAL TECHNOLOGIES, INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Michigan                                  38-3317208
 --------------------------------------             ---------------------
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

   30142 Wixom Road, Wixom, Michigan                        48393
 ---------------------------------------            ---------------------
 (Address of Principal Executive Offices)                 (Zip Code)

           ROCKWELL MEDICAL TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN
         ---------------------------------------------------------------
                            (Full title of the plan)

                                ROBERT L. CHIOINI
                      President and Chief Executive Officer
                       Rockwell Medical Technologies, Inc.
                                30142 Wixom Road
                              Wixom, Michigan 48393
         ---------------------------------------------------------------
                     (Name and address of agent for service)

                                 (248) 960-9009
         ---------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed                   Proposed
Title of securities          Amount to be        maximum offering          maximum aggregate         Amount of
 to be registered             registered          price per share           offering price        registration fee
-------------------         --------------       ----------------          -----------------      ----------------
Common Shares (1)            12,400 shares       $      2.00 (2)           $       24,800.00

Common Shares (1)           225,250 shares       $      2.19 (2)           $      493,297.50

Common Shares (1)            40,000 shares       $      1.88 (2)           $       75,200.00

Common Shares (1)               500 shares       $      1.00 (2)           $          500.00

Common Shares (1)            40,000 shares       $      0.67 (2)           $       26,800.00

Common Shares (1)           288,467 shares       $      0.70 (2)           $      201,926.90

Common Shares (1)           250,667 shares       $      0.55 (2)           $      137,866.85

Common Shares (1)           553,667 shares       $      1.81 (2)           $    1,002,137.20

Common Shares (1)           100,000 shares       $      3.06 (2)           $      306,000.00

Common Shares (1)           270,000 shares       $      4.05 (2)           $    1,093,500.00

Common Shares (1)            31,000 shares       $      2.25 (2)           $       69,750.00

Common Shares (1)           537,100 shares       $      2.79 (2)           $    1,498,509.00

Common Shares (1)            26,000 shares       $      2.74 (2)           $       71,240.00

Common Shares (1)         1,041,922 shares       $      3.07 (3)           $    3,198,700.54
                                                                                                  ----------------
Total Registration Fee                                                                            $         965.17
                                                                                                  ================

(1)   No par value per share.

(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price of the options.

(3) Calculated pursuant to Rules 457(h) and 457(c) solely for the purpose of computing the registration fee and based on the average of the high and low sales prices of the common shares, as quoted on The Nasdaq SmallCap Market, on July 8, 2005.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed below are incorporated by reference in this registration statement:

      1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      2. Our Current Reports on Form 8-K, dated February 24, 2005, March 31, 2005 and May 12, 2005, and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, all as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2004.

      3. The description of our common shares contained in Item 1 of our registration statement on Form 8-A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 on January 23, 1998, as incorporated by reference from our registration statement on Form SB-2 (file no. 333-31991) initially filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on July 24, 1997, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Michigan Business Corporation Act, as amended, authorizes a Michigan corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Company's Bylaws relating to indemnification of directors and officers generally provide that present and former directors and officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a director or officer. These obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act, as amended. The Company believes that such indemnification will assist the Company in continuing to attract and retain talented directors and officers in light of the risk of litigation directed against directors and officers of publicly-held corporations.

      The Michigan Business Corporation Act, as amended, also permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The provisions of the Company's Articles of Incorporation limit director liability to the maximum extent currently permitted by Michigan law. Michigan law allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct. These provisions, however, do not affect liability under the Securities Act.

      In addition, the Company has obtained Directors' and Officers' liability insurance. The policy provides for $4,000,000 in coverage including prior acts dating to the Company's inception and liabilities under the Securities Act in connection with this offering.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      4.1 Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(i).1 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

      4.2 Certificate of Amendment to Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(i).2 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

      4.3 Certificate of Correction to Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(i).3 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

      4.4 Certificate of Amendment to Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(i).4 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

      4.5 Bylaws of the Company, incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement on Form SB-2, File No. 333-31991.

      4.6 Rockwell Medical Technologies, Inc. 1997 Stock Option Plan, incorporated by reference to Appendix A of the Company's Proxy Statement for the 2005 Annual Meeting of Shareholders filed April 21, 2005.

      5.1   Opinion of Honigman Miller Schwartz and Cohn LLP.

      23.1  Consent of Plante & Moran, PLLC.

      23.2 Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

      24.1 Powers of Attorney (included after the signature of the Registrant contained on page 8 of this registration statement).

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  Provided further, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

      The financial statements incorporated in this registration statement by reference from Rockwell Medical Technology, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2004 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on July 13, 2005.

                                    ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                    (Registrant)

                                    By: /s/ Robert L. Chioini
                                        ________________________________
                                          Robert L. Chioini
                                    Its: President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), hereby constitutes and appoints Robert L. Chioini and Thomas E. Klema, and each of them (with full power of substitution and re-substitution), his true and lawful attorneys-in-fact and agents for each of the undersigned and on his behalf and in his name, place and stead, in any and all capacities, with full power and authority in such attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission and any state securities regulatory board or commission the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of Common Shares by the Company pursuant to the Rockwell Medical Technologies, Inc. 1997 Stock Option Plan, any of the documents relating to such registration statement, any and all amendments or supplements to such registration statement, including any amendment or supplement thereto changing the amount of securities for which registration is being sought, any post-effective amendment, and any registration statement or amendment to such registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits and any and all documents required to be filed with respect thereto or with any regulatory authority, including, without limitation, The Nasdaq Stock Market, the National Association of Securities Dealers, Inc. and any federal or state regulatory authority pertaining to such registration statement; granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them and any of their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

      Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                     TITLE                              DATE
-----------------------------------       ------------------------------------------    -------------
/S/ Robert L. Chioini                     President, Chief Executive Officer            July 13, 2005
___________________________________       and Director (Principal Executive Officer)
        Robert L. Chioini

/s/ Thomas E. Klema                       Vice President of Finance, Chief              July 13, 2005
___________________________________       Financial Officer, Treasurer and
         Thomas E. Klema                  Secretary (Principal Financial
                                          Officer and Principal Accounting
                                          Officer)

/s/ Kenneth L. Holt                       Director                                      July 13, 2005
___________________________________
         Kenneth L. Holt

/s/ Robert D. Boyd                        Director                                      July 13, 2005
___________________________________
         Robert D. Boyd

                                INDEX TO EXHIBITS

4.1   Articles of Incorporation of the Company, incorporated by reference to
      Exhibit 3(i).1 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

4.2 Certificate of Amendment to Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(i).2 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

4.3 Certificate of Correction to Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(i).3 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

4.4 Certificate of Amendment to Articles of Incorporation of the Company, incorporated by reference to Exhibit 3(i).4 to the Company's Registration Statement on Form SB-2, File No. 333-31991.

4.5 Bylaws of the Company, incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement on Form SB-2, File No. 333-31991.

4.6 Rockwell Medical Technologies, Inc. 1997 Stock Option Plan, incorporated by reference to Appendix A of the Company's Proxy Statement for the 2005 Annual Meeting of Shareholders filed April 21, 2005.

5.1   Opinion of Honigman Miller Schwartz and Cohn LLP.

23.1  Consent of Plante & Moran, PLLC.

23.2 Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1 Powers of Attorney (included after the signature of the Registrant contained on page 8 of this registration statement).